     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999
                                                      REGISTRATION NO. 033-54155
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                            ENERGY EAST CORPORATION

             (Exact name of Registrant as specified in its charter)

           NEW YORK                 14-1798693
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)         No.)

                                 P.O. Box 12904
                          Albany, New York 12212-2904
                                 (518) 434-3049

         (Address and telephone number of principal executive offices)

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           Daniel W. Farley                          Frank Lee, Esq.
              Secretary                           Huber Lawrence & Abell
       Energy East Corporation                       605 Third Avenue
            P.O. Box 12904                       New York, New York 10158
     Albany, New York 12212-2904                      (212) 682-6200
            (518) 434-3049
         (Names, addresses and telephone numbers of agents for service)

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        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of the Registration Statement.

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    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

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    This Post-Effective Amendment No. 2 to the Registration Statement (Registration No. 033-54155) shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended.

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    This Post-Effective Amendment No. 2 is filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, to increase the number of shares of our Common Stock registered by this Registration Statement from 5,000,000 shares to 6,859,286 shares to reflect the two for one stock split of our Common Stock outstanding at the close of business March 12, 1999, without any change in the par value of our Common Stock. Pursuant to Rule 416(b), no registration fee is required to increase the number of shares of our Common Stock registered under this Registration Statement.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS.

    See Exhibit Index.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of March, 1999.

                                ENERGY EAST CORPORATION

                                By:            WESLEY W. VON SCHACK*
                                     -----------------------------------------
                                                      CHAIRMAN

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of March, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

Principal Executive, Financial
and
Accounting Officer:

    WESLEY W. VON SCHACK*
------------------------------    Chairman and Director
     Wesley W. von Schack

Directors:

       RICHARD AURELIO*
------------------------------           Director
       Richard Aurelio

      JAMES A. CARRIGG*
------------------------------           Director
       James A. Carrigg

     ALISON P. CASARETT*
------------------------------           Director
      Alison P. Casarett

     JOSEPH J. CASTIGLIA*
------------------------------           Director
     Joseph J. Castiglia

       LOIS B. DEFLEUR*
------------------------------           Director
       Lois B. DeFleur

     EVERETT A. GILMOUR*
------------------------------           Director
      Everett A. Gilmour

        PAUL L. GIOIA*
------------------------------           Director
        Paul L. Gioia

       JOHN M. KEELER*
------------------------------           Director
        John M. Keeler

        BEN E. LYNCH*
------------------------------           Director
         Ben E. Lynch

      ALTON G. MARSHALL*
------------------------------           Director
      Alton G. Marshall

       WALTER G. RICH*
------------------------------           Director
        Walter G. Rich

*By:                     /s/ FRANK LEE
           ----------------------------------------
                           Frank Lee
                 (Frank Lee, Attorney-in-fact)

                                 EXHIBIT INDEX

EXHIBIT NO.
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       *4-1    Restated Certificate of Incorporation of the Registrant pursuant to Section 807 of the Business
               Corporation Law of the State of New York filed in the Office of the Secretary of State of the State of New York on April 23, 1998. (Filed in Post-Effective Amendment No. 1 to Registration No. 033-54155
               as Exhibit 4-1).

       *4-2    By-Laws of the Registrant as amended October 9, 1998. (Filed in the Registrant's 10-Q for the quarter ended September 30, 1998 as Exhibit 3-2 -- File No. 1-14766).

          5    Opinion of Huber Lawrence & Abell with respect to the legality of the securities registered hereunder.

       23-1    Consent of PricewaterhouseCoopers LLP.

       23-2    Consent of Huber Lawrence & Abell. (Included in opinion filed as Exhibit No. 5).

       24-1    Power of Attorney of Directors and Officers.

       24-2    Power of Attorney of Registrant.

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*   Incorporated by reference.